STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of this 25th day of April, 2016 between Stratean, Inc., a Nevada corporation (the “Company”), and James Harper, a resident of California (the “Purchaser”).

RECITALS

WHEREAS, concurrently with this Agreement, the Purchaser has executed an Assignment in the form attached hereto as Exhibit A, for the benefit of the Company;

WHEREAS, in connection with the Assignment, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

AGREEMENT TO PURCHASE AND SELL COMMON STOCK

1.1 AGREEMENT TO PURCHASE AND SELL COMMON STOCK. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the Closing (as defined below), and the Purchaser agrees to purchase from the Company at the Closing, seventy five hundred (7,500) shares (the “Shares”) of Common Stock of the Company.

1.2 PURCHASE PRICE. The Purchase Price for the Shares shall be the Assignment.

SECTION 2

CLOSING DATE; DELIVERY

2.1 CLOSING DATE. The Closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the offices of the Company on April 25, 2016, or at such other time and place as the Company and the Purchaser mutually agree (the date of the Closing being hereinafter referred to as the “Closing Date”).

2.2 DELIVERY. At the Closing, the Company will deliver to the Purchaser a certificate or certificates representing the Shares against fulfillment of the Assignment to the Company. The certificate or certificates representing the Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the “Securities Act”), and referring to restrictions on transfer herein, such legend to be substantially as follows:

The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

3.1 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

3.2 AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement, the Assignment, the authorization, sale, issuance and delivery of the Shares hereunder, and the performance of the Company's obligations hereunder and under said Agreements has been taken. This Agreement and the Assignment constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

3.3 NO CONFLICT. The execution and delivery of this Agreement and the Assignment do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Articles of Incorporation or By-laws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which could have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated under said Agreements.

3.4 SEC DOCUMENTS. The Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") as of the date hereof (the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

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3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents since the date of the most recent audited financial statements included in the SEC Documents, there has not been (i) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (ii) any damage, destruction or loss of property, whether or not covered by insurance, that has or could reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or (iii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in GAAP.

3.6 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the U.S. Patent and Trademark Office.

3.7 LITIGATION. Except as is disclosed in the SEC Documents, there is no suit, action or proceeding pending or affecting the Company or any of its subsidiaries that, individually or in the aggregate, could (i) have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) impair the ability of the Company to perform its obligations under this Agreement, or (iii) prevent the consummation of any of the transactions contemplated by said Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, could reasonably be expected to have, any such effect.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

4.1 ORGANIZATION. The Purchaser is a resident of California, with all requisite power and authority to own, lease and operate his properties and to conduct his business as now being conducted.

4.2 AUTHORITY. All action on the part for the Purchaser necessary of the authorization, execution, delivery and performance of this Agreement and the Assignment by the Purchaser has been taken. This Agreement and the Assignment have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of said Agreement and Assignment do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any provision of the Articles of Incorporation or By-laws of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser. The Purchaser warrants and represents to the Company that the patent under the Assignment is owned by the Purchaser, not subject to any liens and has not been transferred to any third party. The Purchaser agrees to indemnify the Company against any third-party claims of infringement or ownership with respect to the patent under the Assignment.

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4.3 INVESTMENT. The Purchaser is acquiring the Shares for investment for his own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution hereof. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations and warranties contained herein.

4.4 DISCLOSURE OF INFORMATION. The Purchaser has had full access to all information he considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

4.5 INVESTMENT EXPERIENCE. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that he is able to fend for itself, can bear the economic risk of his investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting his own interests in connection with this investment.

4.6 ACCREDITED INVESTOR STATUS. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

4.7 RESTRICTED SECURITIES. The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the Shares sold hereunder.

SECTION 5

CONDITIONS TO OBLIGATION OF THE PURCHASER

The Purchaser's obligation to purchase the Shares at the Closing is, at the option of the Purchaser, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

5.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date.

5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

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5.4 NO LAW PROHIBITING OR RESTRICTING SALE OF THE SHARES. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares with full benefits afforded the Common Stock (except as otherwise provided in this Agreement).

SECTION 6

CONDITIONS TO OBLIGATION OF THE COMPANY

The Company's obligation to sell and issue the Shares at the Closing is, at the option of the Company, which may waive any such conditions, subject to the fulfillment on or prior to the Closing Date of the following conditions:

6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date.

6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

6.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

6.4 NO LAW PROHIBITING OR RESTRICTING THE SALE OF THE SHARES. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any person which shall not have been obtained to issue the Shares with full benefits afforded the Common Stock (except as otherwise provided in this Agreement).

6.5 ASSIGNMENT. The Purchaser shall have executed and delivered the Assignment and complied with all obligations thereunder.

SECTION 7

MISCELLANEOUS

7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Nevada as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

7.2 SURVIVAL; TERMINATION OF COVENANTS. The representations and warranties in Sections 3 and 4 of this Agreement shall not survive the Closing except for the representations and warranties in Sections 4.3 and 4.7 hereof which shall continue to survive.

7.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

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7.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Assignment constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. The enforceability and validity of this Agreement the Assignment are each to be determined separately and any finding that any one or more of such agreements is invalid or nonenforceable shall have no effect on the validity or enforceability of this Agreement.

7.5 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

(a) if to the Company, to it at:

Stratean, Inc.

70 North Main Street, Ste. 105

Bountiful, Utah 84010

Attention: Chief Financial Officer

(b) if to the Purchaser, to it at:

James Harper

5579Hamill Ave

San Diego, CA 92120

7.6 BROKERS.

(a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

(b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

7.7 FEES, COSTS AND EXPENSES. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the Assignment and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

7.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized persons as of the date set forth above.

STRATEAN, INC.

/s/ Zachary Bradford

By: Zachary Bradford

Its: CFO

/s/ James Harper

James Harper

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Exhibit A

Assignment

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